UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Albany Molecular Research, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 6, 2017, Albany Molecular Research, Inc. delivered the following memorandum to its employees:

DATE:	June 6, 2017
TO:	All Employees
FROM:	William S. Marth, President and Chief Executive Officer, AMRI
ATTENTION:	AMRI Signs Definitive Agreement To Be Acquired By The Carlyle Group and GTCR for $21.75 per share in cash

Team:

We announced today a significant development that we believe will accelerate our growth strategy and enhance our ability to achieve our ambition to become a top five CDMO. AMRI has entered into an agreement with GTCR and Carlyle, two leading private equity firms, to take the company private. Both GTCR and Carlyle have a longstanding dedication to supporting the growth of companies in the healthcare and pharmaceutical sector. You can read today’s press release here and view a video from our CEO Bill Marth here.

For employees, this means that, following the closing of the transaction, AMRI will continue to operate substantially as it does today, but as one of GTCR and Carlyle’s portfolio companies, rather than a publicly-traded company.

We anticipate minimal disruption to our business in connection with the closing of the proposed transaction. GTCR and Carlyle are confident in our strategy and team. AMRI’s current management team is expected to continue to lead the company and implement the strategy that we have been following. We anticipate “business as usual” and there are currently no plans to change any of the initiatives we have underway.

This is an extraordinary time for our company. Over the last three years, we have embarked on a purposeful journey to enhance our core strengths and capabilities, expand our geographic footprint and refine our strategic vision. As we continue our journey, our strategy is aimed at ensuring AMRI continues to be a leader in providing exact science and expert solutions to our customers and to patients that use the products we develop and manufacture. GTCR and Carlyle have committed to continue to support our strategy, which is a strong endorsement of our transformation thus far, and will bolster our ability to develop and deliver world-class solutions. Working in a private setting, we will have greater operational flexibility to invest and grow our business.

GTCR and Carlyle are highly attractive partners for us given their deep healthcare industry expertise, financial resources and commitment to invest in and grow our business. They have a track record of supporting management teams with capital resources to maximize growth opportunities.

As with transactions of this nature, the closing is subject to stockholder approval, certain regulatory approvals and satisfaction of other customary closing conditions. We expect that the transaction will be voted on by our shareholders in the third quarter of 2017 and if approved, would be expected to close shortly thereafter, at which time we will become a private company. We will keep you abreast of significant developments as the closing process unfolds. In the meantime, if you have any questions or concerns, please speak to your team or business unit leader or contact the HR department.

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We expect that our business will continue to thrive and create opportunities for employees. Your continued hard work and dedication are crucially important in ensuring continuity of our strategy and maintaining the value of the business as we undergo this process.

Sincerely,

William S. Marth

President and CEO

Additional Information about the Proposed Transaction and Where to Find It

AMRI plans to file with the U.S. Securities and Exchange Commission (“SEC”) and furnish its stockholders with a proxy statement in connection with the proposed transaction with GTCR and Carlyle and security holders of AMRI are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about AMRI, GTCR, Carlyle and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by AMRI with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of AMRI’s filings from AMRI’s website at http://ir.amriglobal.com/ or by directing a request to: Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, attn: investorinfo@amriglobal.com.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

AMRI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of AMRI in connection with the proposed transaction. Information about those directors and executive officers of AMRI, including their ownership of AMRI securities, is set forth in the proxy statement for AMRI’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2017, as supplemented by other AMRI filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of AMRI and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

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Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements that are not statements of historical fact, including, but not limited to, statements about the expected timetable for completing the transaction; beliefs and expectations of AMRI, GTCR and Carlyle about the proposed acquisition of AMRI; expectations regarding the management and strategy of AMRI following the closing of the transaction; the expected impact of this transaction on AMRI’s financial and operating results and business; the anticipated funding for the transaction; and the timing of the closing of the acquisition. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. AMRI’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which AMRI may not be able to predict and may not be within AMRI’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner, or at all, which may adversely affect AMRI’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by AMRI’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on AMRI’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt AMRI’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from AMRI’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against AMRI related to the merger agreement or the proposed merger. In addition, AMRI’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: changes in customers’ spending and demand and the trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and research and development; AMRI’s ability to provide quality and timely services and to compete with other companies providing similar services; AMRI’s ability to comply with strict regulatory requirements; AMRI’s ability to successfully integrate past and future acquisitions and to realize the expected benefits of each; disruptions in AMRI’s ability to source raw materials; a change in the AMRI’s relationships with its largest customers; AMRI’s ability to service its indebtedness; AMRI’s ability to protect its technology and proprietary information and the confidential information of its customers; AMRI’s ability to develop products of commercial value under its collaboration arrangements; the risk of patent infringement and other litigation; as well as those risks discussed in AMRI’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on March 16, 2017, subsequent Quarterly Reports filed with the SEC and AMRI’s other SEC filings. Numerous factors, including those noted above, may cause actual results to differ materially from current expectations. AMRI expressly disclaims any current intention or obligation to update any forward-looking statement in this press release to reflect future events or changes in facts affecting the forward-looking statements contained in this communication.

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